UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 4030, BC555, Golden, Colorado 80401

111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada H3C 2M1

(Address of principal executive offices, including zip code)

(303) 279-6565 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2023, Molson Coors Beverage Company (the “Company”) entered into that certain Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among the Company, Molson Coors Brewing Company (UK) Limited, Molson Canada 2005, Molson Coors Canada Inc., Molson Coors International LP (together with the Company, the “Borrowers”), the lenders party thereto, Citibank, N.A., as Administrative Agent and an Issuing Bank, and Bank of America, N.A. and Goldman Sachs Bank USA, as Issuing Banks. The Amended and Restated Credit Agreement amends and restates that certain Credit Agreement, dated as of July 7, 2017 (as amended by that certain Amendment No. 1 and Extension Agreement, dated as of July 19, 2018, that certain Extension Agreement dates as of July 7, 2019, and as further amended by that certain Amendment No. 2, dated as of June 19, 2020, and that certain Amendment No. 3, dated as of October 5, 2021), by and among the Borrowers, the lenders party thereto, Citibank, N.A., as Administrative Agent and an Issuing Bank, and Bank of America, N.A. and The Bank of Tokyo Mitsubishi UFJ, LTD., as Issuing Banks.

The Amended and Restated Credit Agreement provides for (i) a five-year revolving credit facility of up to $2.0 billion, and (ii) the right of the Borrowers to request an increase in the credit facility by an amount not to exceed the sum of (A) $500 million and (B) such additional amounts as would not cause the Company’s leverage ratio to exceed 4.00:1.00 on a pro forma basis after giving effect to such increase that is not committed by any lender. Unless terminated earlier or extended pursuant to the terms of the Amended and Restated Credit Agreement, the Amended and Restated Credit Agreement will mature on June 26, 2028, subject to extension of the maturity date in certain circumstances up to an additional two years, and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full on such maturity date.

Loans under the Amended and Restated Credit Agreement will bear interest, at the Borrowers’ option, at a variable rate (a) for U.S. dollar denominated loans, based on Term SOFR or a base rate that is based on the highest of (i) a U.S. prime rate, (ii) the federal funds rate plus 0.5% and (iii) the Adjusted Term SOFR (as defined in the Amended and Restated Credit Agreement) for an Interest Period (as defined in the Amended and Restated Credit Agreement) of one month plus 1% and, in the case of Term SOFR loans, plus an applicable margin depending on the rating of the Company’s Index Debt (as defined in the Amended and Restated Credit Agreement), (b) for Canadian dollar denominated loans, based on the greater of (i) a Canadian prime rate and (ii) the one month CDOR (as defined in the Amended and Restated Credit Agreement) plus 0.5%, (c) for Canadian dollar denominated bills of exchange, based on an applicable margin based on the Index Debt rating, (d) for U.K. Pound denominated loans, based on the SONIA Rate plus an applicable margin based on the Index Debt rating and (e) for Euro denominated loans, based on the EURIBOR Rate plus an applicable margin based on the Index Debt rating. The applicable margin ranges, in the case of Term SOFR loans, from 0.875% to 1.875% per annum, depending upon the Index Debt rating. With respect to loans accruing interest based on a base rate, interest payments are due quarterly in arrears on the last day of each fiscal quarter. With respect to loans accruing interest based on SONIA, interest payments are due one month after the borrowing of such loan. With respect to Term SOFR loans or Eurocurrency Borrowings, interest payments are due on the last day of the applicable interest period, or, if such interest period is greater than three months, each day prior to the last day of such interest period. In the case of a payment default, the otherwise applicable interest rate may be raised 2.00% per annum on all overdue amounts. The Amended and Restated Credit Agreement requires the Company to pay to the Administrative Agent, for the benefit of each lender, a commitment fee, which will accrue in an amount that ranges between 0.10% and 0.30% per annum, depending upon the Index Debt rating, for the daily average undrawn commitment of each lender until such commitment terminates.

Letters of credit under the Amended and Restated Credit Agreement will be issued by the Administrative Agent, an Issuing Bank or such other lender as agreed to by the parties in an aggregate face amount up to $150 million.

The Amended and Restated Credit Agreement contains customary events of default and specified representations and warranties and covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional priority indebtedness, create or permit liens on assets, or engage in mergers or consolidations. The Amended and Restated Credit Agreement also requires the Company to maintain a maximum leverage ratio of not more than 4.00:1.00 as of the last day of each fiscal quarter.

If an event of default under the Amended and Restated Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The obligations under the Amended and Restated Credit Agreement are general unsecured obligations of the Borrowers. In connection with the Amended and Restated Credit Agreement, the Company and certain of its subsidiaries entered into that certain Amended and Restated Subsidiary Guarantee Agreement, dated as of June 26, 2023 (the “Subsidiary Guarantee Agreement”), pursuant to which certain subsidiaries of the Company agreed to guarantee certain of the obligations of the Borrowers under the Amended and Restated Credit Agreement.

The foregoing description of the material terms of the Amended and Restated Credit Agreement and the Subsidiary Guarantee Agreement are qualified by reference to the Amended and Restated Credit Agreement and the Subsidiary Guarantee Agreement, respectively, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Form on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document Description
10.1	Amended and Restated Credit Agreement, dated June 26, 2023, by and among Molson Coors Beverage Company, Molson Coors Brewing Company (UK) Limited, Molson Canada 2005, Molson Coors Canada Inc., Molson Coors International LP, the lenders party thereto, and Citibank, N.A., as administrative agent.*
10.2	Amended and Restated Subsidiary Guarantee Agreement, dated June 26, 2023, by and among Molson Coors Beverage Company, Molson Coors Brewing Company (UK) Limited, Molson Canada 2005, Molson Coors Canada Inc., Molson Coors International LP, each subsidiary listed on Schedule I thereto, and Citibank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date:	June 28, 2023	By:	/s/ David P. Knaff
David P. Knaff
Assistant Secretary

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